                                                                   EXHIBIT 10.16
                       RESEARCH  COLLABORATION AGREEMENT

     This Research Collaboration Agreement (this "Agreement") dated as of June 28, 1996 (the "Effective Date") is made between Phytera, Inc. ("Phytera"), a Delaware corporation having its principal place of business at 377 Plantation Street, Worcester, Massachusetts 01605, USA, and Tsumura & Co., a corporation organized under the laws of Japan and having its principal place of business at 12-7 Nibancho, Chiyoda-ku, Tokyo 102 Japan.

                                   RECITALS

     WHEREAS, Phytera has established scientific research programs directed towards the discovery of novel products from natural products;

     WHEREAS, Tsumura has experience and capabilities in pharmaceutical screening;

     WHEREAS, Phytera and Tsumura entered into a Mutual Confidentiality Agreement on January 17, 1996 ("Confidentiality Agreement");

     WHEREAS, Phytera and Tsumura now mutually desire to enter into a research collaboration to evaluate the pharmaceutical potential of certain plant cell culture extracts with the primary purpose of discovering compounds for use in therapeutic drugs for the treatment of allergies and rheumatoid arthritis;

     WHEREAS, Phytera and Tsumura have agreed that (i) they will jointly own certain patent and other intellectual property rights which arise from the performance of this Agreement, (ii) they will cross-license each other in regard to the use of those rights, (iii) each party will have a specific territory in which to exercise those rights, and (iv) they will pay each other royalties in regard to the use of those rights and products developed therefrom;

     WHEREAS, Phytera and Tsumura cannot predict in advance whether their collaborative efforts will result in the discovery of any compound which can be successfully developed or used in a product that can be taken to market in either party's respective territory or the marketability or profitability of any such compound or product in those territories; and

     WHEREAS, Phytera and Tsumura have agreed that, in the event that any compound discovered during the performance of this Agreement is deemed by the parties to be a development candidate, the parties will negotiate in good faith the specific terms and conditions of a product development agreement concerning the development of such compound.

     NOW, THEREFORE, in consideration of the premises and of the covenants herein contained, the parties hereto mutually agree as follows:

                            ARTICLE 1 - DEFINITIONS

     As used in this Agreement, the following terms shall have the following meanings:

     1.1  "Affiliate" of a party shall mean any corporation or other entity
           ---------
which controls, is controlled by, or is under common control with such party. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity or the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the corporation or other entity.

     1.2  "Collaboration Assays" shall mean the assays in which the Extracts are
           --------------------
to be tested by Tsumura as further described herein. The initial Collaboration Assays are listed in Appendix B attached hereto. Tsumura may substitute one or more of the Collaboration Assays in accordance with the terms of Section 2.8 below.

     1.3  "Collaboration Patent Rights" shall mean all patent applications
          ----------------------------
heretofore or hereafter filed and having legal force in any country that are jointly owned by Phytera and Tsumura pursuant to this agreement, or to which Phytera and Tsumura otherwise acquire joint rights, which claim a Product or any Compound contained in a Product, or the process of manufacture or any human pharmaceutical use of a Product or any Compound contained in a Product, together with any and all patents that have issued or in the future issue therefrom, including utility model and design patents, certifications of invention and any and all divisions, continuations, continuations-in-part but only to the extent that the claims of such continuation-in-part cover the subject matter of this Agreement, reissues, additions, extensions or supplementary protection certificates to any of the aforesaid patents and patent applications; all to the extent and only to the extent that Phytera and Tsumura now has or hereafter will have the right to grant licenses, immunities or other rights thereunder.

     1.4  "Compound" shall mean (a) a chemical compound that is isolated from an
           --------
Extract as a result of the parties' performance of activities under this Agreement, and (b) any derivative or analog of such compound regardless of whether such derivative or analog is isolated from an Extract or chemically synthesized.

     1.5  "Extracts" shall mean the plant cell culture extracts based on
           --------
Phytera's ExPAND(TM) technology provided to Tsumura pursuant to this Agreement which technology Phytera has filed a patent application in the United States and is currently filing patent applications in the United Kingdom and Japan.

     1.6  "First Commercial Sale" of any Product shall mean the first sale for
           ---------------------
use or consumption by the general public of such Product in a country after required marketing and pricing approval has been granted by the governing health or other appropriate regulatory authority of such country.

     1.7  "Licensee" shall mean any corporation, partnership or business
           --------
organization to whom Phytera or Tsumura, pursuant to the Collaboration Patent Rights and the rights granted under Article 4, licenses their development or marketing rights for any Compound or Product.

     1.8  "Net Sales" shall mean the gross receipts from sales of Products by a
           ---------
party and its Affiliates less deductions for: (a) transportation charges, including insurance; (b) sales and excise taxes and duties paid by a selling party and any other governmental charges imposed upon the production, importation, use or sale of such Products; (c) normal and customary trade, quantity and cash discounts allowed; and (d) allowances or credits to customers on account of rejection or return of Product. Sales of Products between or among a party and its Affiliates are excluded from the computation of Net Sales, but Net Sales shall include the subsequent sales of such Products to Third Parties.

     1.9  "Phytera Territory" shall mean North America.
           ------------------

     1.10 "Product" shall mean any composition developed by Phytera, Tsumura
           -------
or any of their respective Affiliates or Licensees that contains one or more Compounds. Such Product may be a tablet, capsule, ointment or other drug delivery system or pharmaceutical preparation.

     1.11 "Research Collaboration Period" shall mean the period  described in
          ------------------------------
Article 2.11.

     1.12 "Research Operations Committee" shall mean the joint committee
           -----------------------------
described in Article 6.2.

     1.13 "Stage 3 Extract" shall have the meaning ascribed to it in Section
          ---------------
2.3.4.

     1.14 "Steering Committee" shall mean the joint committee described in
           ------------------
Article 6.1.

     1.15 "Support" shall mean the support in the areas of natural product
           -------
chemistry and plant cell culture regrowth to be provided to Tsumura by Phytera as described in Section 2.7 below and Appendix A attached hereto and incorporated herein.

     1.16 "Third Party" shall mean any party other than a party to this
           -----------
Agreement or an Affiliate.

     1.17 "Tsumura Disease Targets" shall mean rheumatoid arthritis and anti-
           ------------------------
allergy.

     1.18 "Tsumura Territory" shall mean all countries other than those
           ------------------
located in North America.

     1.19 "Validated Hit Extract" shall mean an Extract which (i) displays at
           ---------------------
least a defined level of potency activity in a Collaboration Assay (such level to be determined by Tsumura in consultation with Phytera) and (ii) displays such activity in a reproducible and dose-responsive fashion.

     1.20 "Year 1" shall mean the one year period commencing on the Effective
           ------
Date.

     1.21 "Year 2" shall mean the one year period commencing on the first
           ------
anniversary of the Effective Date.

     1.22 "Year 3" shall mean the one year period commencing on the second
           ------
anniversary of the Effective Date.

                      ARTICLE 2 - RESEARCH COLLABORATION

     2.1  Selection of Collaboration Assays.  Tsumura and Phytera have mutually
          ---------------------------------
agreed that the Collaboration Assays shall initially be comprised of the assays identified and described in Appendix B attached hereto and incorporated herein.

     2.2  Stage 1 - Pilot Testing.  Following the execution of  this  Agreement,
          -----------------------
Phytera shall select and deliver to Tsumura [   ]* Extracts, each in a
quantity of approximately [ ]*, together with samples of extracts of culture growth media. Promptly following receipt of such materials, Tsumura shall test such Extracts in the Collaboration Assays and examine such Extracts and likely culture extract constituents for activity to ensure that the Collaboration Assays are optimally configured for screening plant culture extracts. Phytera shall supply Tsumura with a reasonable number of additional samples of extracts for pilot testing if requested by Tsumura. Based on the results of such testing,
(a) Tsumura shall promptly make such changes to the Collaboration Assays as are reasonably necessary to optimally configure such assays and (b) the parties shall determine the quantity of each Extract to be provided by Phytera to Tsumura hereunder sufficient to enable Tsumura to conduct screening of such Extract across each Collaboration Assay. Tsumura shall use diligent efforts to complete the pilot testing no later than [ ]* following the date the last of all such Extracts are received by Tsumura.

______________

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1033, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

     2.3  Stage 2 - Supply and Testing of Extracts.
          ----------------------------------------
          2.3.1 Following completion of Stage 1 and in consideration of Tsumura's payment of the fees specified in Section 12.1.1 below, Phytera shall select and deliver to Tsumura Extracts in accordance wit the following schedule:

                 Year 1: [   ]* Extracts
                 Year 2: [   ]* Extracts
                 Year 3: [   ]* Extracts

Pythera shall deliver Extracts to Tsumura once at the beginning of each [ ]* during Year 1, Year 2 and Year 3 unless the Research Collaboration Period is terminated earlier. [ ]* of the annual total of Extracts shall be delivered to Tsumura each [ ]* provided that all Year 3 Extracts shall be delivered in the [ ]* of Year 3 by delivering [ ]* of the Year 3 Extracts on each [ ]*. The quantity of each Extract to be delivered to Tsumurs shall be determined by the parties during stage 1. All shipments of Extracts shall be in compliance with the terms of CITES Convention.

          2.3.2 Phytera shall identify each Extract with a code. The list of plant species comprising each shipment of extracts shall accompany each shipment of extracts. For each Validated Hit Extract, Phytera shall provide Tsumura with the identity of the plant from which such Validated Hit Extract was derived. Phytera shall supply all additional information reasonably requested by Tsumura for customs clearance in Japan or any other country in the Tsumura Territory.

          2.3.3 Promptly following receipt of each delivery of Extracts, Tsumura shall screen each Extract provided by Phytera across each Collaboration Assay and shall perform appropriate follow-up analysis on each Extract which shows initial activity to identify whether such Extract represents a Validated Hit Extract. Tsumura shall promptly notify Phytera of each Extract which is determined to be a Validated Hit Extract.

          2.3.4 The parties shall work together and Tsumura shall select those Validated Hit Extracts which shall proceed to Stage 3 (collectively, "Stage 3 Extracts"). If (a) Tsumura notifies Phytera that Tsumura does not wish to
submit a particular Validated Hit Extract to Stage 3 or (b) during the  [    ]*
period following Tsumura's identification of a particular Extract as a Validated Hit Extract, Tsumura fails to select such Validated Hit Extract as one of the Extracts to proceed to Stage 3, then (i) Tsumura's rights in such Extract under
Section 3.2.1 shall terminate, (ii)  Tsumura shall

______________

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1033, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

grant Phytera the sole and exclusive, worldwide, royalty-bearing license under Tsumura's Collaboration Patent Rights to develop, make, have made, use, distribute for sale and sell Compounds and Products derived from such Extract and the right to sublicense such rights to one or more Affiliates or Third Parties subject to Sections 7.2, 7.3 and 7.4, and (iii) Phytera shall have the obligation to pay royalties to Tsumura in accordance with the terms of Appendix C with respect to all sales in any country of any Product developed from such Extract.

     2.4  Stage 3 - Fractionation and Analytical Characterization of Validated
          --------------------------------------------------------------------
Hit Extracts
------------

          2.4.1  Following Tsumura's selection of each Stage 3 Extract, Phytera
shall increase production of such extract to up to [    ]* to provide sufficient
quantities for the parties' ongoing chemical isolation and identification and shall provide Tsumura with additional quantities of each Stage 3 Extract as necessary for Tsumura's continued screening and testing of such extract as soon as reasonably possible.

          2.4.2 Tsumura shall conduct secondary screens and other tests on each Stage 3 Extract as Tsumura deems reasonably necessary to obtain a broader biological profile of the Stage 3 Extract and its activity and specificity.

          2.4.3 Phytera shall be responsible for isolating and identifying the active Compound(s) in each Stage 3 Extract and the chemical composition of each such compound as soon as possible. Phytera shall keep Tsumura appraised of its progress by providing Tsumura with monthly progress reports within seven (7) days of the end of each month. Tsumura shall provide Phytera with screening protocols, key reagents and other information related to each Stage 3 Extract sufficient to enable Phytera to perform bioassay guided fractionation of such extract.

          2.4.4 Promptly following Phytera's isolation and identification of a Compound and notice thereof to Tsumura, Tsumura shall notify Phytera in writing as to whether Tsumura elects to have such Compound proceed into either the lead optimization program (Stage 4) or directly into product development (Stage 5). If (a)Tsumura notifies Phytera that Tsumura does not wish to submit a particular Compound into the lead optimization program (Stage 4) and does not wish to submit such Compound into product development (Stage 5), or (b) during the [
]* period following Phytera's isolation and identification of such Compound and notice thereof to Tsumura, Tsumura fails to notify Phytera that Tsumura elects to submit such Compound into either the lead optimization program (Stage 4) or directly into product development (Stage 5), then (i)

______________

* This portion of the Exhibit has been omitted pursuant to a request for Confidential Treatment under Rule 406 of the Securities Act of 1033, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

the licenses granted to Tsumura by Phytera pursuant to Section 4.1.1 below with respect to such Compound shall terminate, (ii) Tsumura shall grant Phytera the sole and exclusive, worldwide, royalty-bearing license under Tsumura's Collaboration Patent Rights to develop, make, have made, use, distribute for sale and sell such Compounds and Products derived from such Compounds and the right to sublicense such rights to one or more Affiliates or Third Parties subject to Sections 7.2, 7.3 and 7.4, and (iii) Phytera shall have the obligation to pay royalties to Tsumura in accordance with the terms of Appendix C with respect to all sales in any country of any Product developed from such Compound.

     2.5  Stage 4 - Lead Optimization.
          ----------------------------

          2.5.1 Tsumura shall perform all medicinal chemistry lead optimization activities related to each Compound submitted to the lead optimization program, unless otherwise requested by Phytera.

          2.5.2 Upon request by Tsumura, Phytera shall perform lead optimization activities related to plant or cell cultures, including obtaining related plant species to search for alternative or improved compounds and conducting additional cell culture manipulations on active plant species to search for alternative or improved compounds. Such activities shall be performed by Phytera only at the request of Tsumura for a fee, the amount and payment terms of which shall be agreed upon by the parties in writing prior to Phytera undertaking any such activity. The fee for such activity shall be calculated on a pro-rata basis for actual services rendered and shall be based on the full-time equivalent rates set forth in Section 12.1.2. Phytera shall provide Tsumura with monthly progress reports within seven (7) days of the end of each month concerning all such activities.

     2.6  Stage 5 - Product Development.  Stage 5 will commence when either (i)
          -----------------------------
Phytera or Tsumura elects to submit a given Compound directly from Stage 3 into product development in accordance with Section 2.4.4, or (ii) the lead optimization stage with respect to a given Compound has been completed. The parties expressly agree that Stage 5 Product Development shall be governed by the terms of the specific Product Development Agreements which shall be separately negotiated and agreed to and which shall be consistent with the licenses and rights granted herein. Such agreements shall not affect the obligations (financial or other) of either party under this Agreement.

     2.7  Support.  During the Research Collaboration Period, Phytera shall make
          -------
available to Tsumura Support subject to Section 2.11 and as more fully described in Appendix A. The committed amount of Support for Year 1, Year 2 and Year 3 and the fees associated with the same are specified in Section 12.1.2 and such fees shall be paid in advance by Tsumura. For the purposes of this Section, the "Prior Year's Unused Support" shall mean the lessor of (i) one-half (1/2) of the committed amount of Support specified in Section 12.1.2 for the prior year and
(ii) the difference between the committed amount of Support specified in Section
12.1.2 for the prior year and the amount of Support actually provided by Phytera during the prior year. The amount of the Prior Year's Unused Support shall be cumulative. In Year 2 and Year 3, in addition to the committed amount of Support specified in Section 12.1.2, Tsumura shall be entitled at no additional charge, to additional Support in the amount of the accumulated Prior Year's Unused Support, if any. In addition, during the two (2) year period following the third anniversary of the Effective Date, Tsumura shall be entitled at no additional charge, to additional Support in the amount of the accumulated Prior Year's Unused Support, if any. Except as set forth in the preceding two sentences, Tsumura shall not be entitled to any refund or credit in the event the amount of Support provided during any period of time in response to Tsumura's requests is less than the committed amount of support specified above for such period. The Support fees are fully inclusive and include the costs of all reagents, supplies and equipment necessary for Phytera to provide the

Support. Phytera may provide additional Support to Tsumura on an as-available basis in response to Tsumura's request for such Support. The fee for such additional Support shall be calculated based on the full-time equivalent rates set forth in Section 12.1.2. and include the costs of all reagents, supplies and equipment. Within thirty (30) days of the end of each quarter, Phytera shall provide Tsumura with a written report itemizing the amount of Support provided during such quarter.

     2.8  Substitution of Collaboration Assays.  Tsumura acknowledges that
          ------------------------------------
Phytera may grant a Third Party the exclusive right to screen one or more of the Extracts against one or more assays other than the Collaboration Assays. However, Phytera shall not (i) grant any Third Party the right to screen Extracts in the Collaboration Assays without the prior written consent of Tsumura, nor (ii) grant any Third Party the right to screen any other plant cell culture extracts based upon the ExPAND Technology in the Collaboration Assays while Tsumura is conducting Stage 2 screening as described in Section
2.3 above without the prior written consent of Tsumura. If Tsumura wishes to substitute a particular assay for one of the Collaboration Assays, Tsumura shall notify Phytera in writing of its desire to substitute a particular assay for one of the Collaboration Assays and such notice shall be accompanied by such information, including the proposed assay protocol, as is reasonably required by Phytera to evaluate the proposed substitution. Only assays in the Tsumura Disease Targets may be substituted for the Collaboration Assays. Within twenty
(20) business days of its receipt of Tsumura's notice, Phytera shall notify Tsumura of its decision with respect to the proposed assay substitution.
Phytera may withhold its consent to such proposed substitution only if the proposed substitute assay is part of a collaboration between Phytera and a Third Party or part of the internal screening program of Phytera or its Affiliates.

     2.9  Data.  Each party shall maintain records in sufficient detail and in
          ----
good scientific manner appropriate for regulatory filings and patent purposes and as will properly reflect all work done and results achieved in the performance of such party's activities under this Agreement (including all data in the form required to be maintained under any applicable governmental regulations). Such records shall include books, records, time sheets, reports, research notes, charts, graphs, comments, computations, analyses, recordings, photographs, computer programs and documentation thereof, computer information storage means, samples of materials and other graphic or written data generated in connection with the performance of such party's activities under this Agreement. Each party shall provide the other party with the right to inspect such records, and shall provide the other party with copies of all requested records, to the extent reasonably required for the performance of the other party's obligations under this Agreement and for the verification of the performance of the party's obligation under this Agreement; provided, however, that the other party shall maintain such records and the information contained therein in confidence in accordance with Article 8 hereof and shall not use such records or information except to the extent otherwise permitted by this Agreement. In satisfying their obligations under this section, Phytera and Tsumura shall maintain their records in English and Japanese respectively.

     2.10 Reports.  Within  twenty (20) business days following the end of each
          -------
calendar quarter, or at the reasonable request (with mutually agreed advance notice) of the Steering Committee, each party shall provide to the members of the Steering Committee a written report which shall summarize in reasonable detail the work such party has performed under this Agreement during the preceding calendar quarter. Such reports shall be prepared in English.

     2.11 Research Collaboration Period.  The Research Collaboration Period
          ------------------------------
shall commence on the Effective Date and shall continue until all of the Extracts delivered to Tsumura which have been selected for Stage 4 have completed Stage 4 unless terminated earlier as provided for in Section 9.2 below. Phytera's obligation to provide Support shall continue until the earlier of (i) the end of the Research Collateration Period and (ii) the fifth anniversary of the effective date. Six months prior to the third anniversary of the Effective Date, the Steering Committee shall meet to discuss the possible extension of the Research Collaboration Period. The terms of such a possible extension shall be negotiated at that time.

                        ARTICLE 3 - RIGHTS IN EXTRACTS

     3.1  Phytera.  Except for the rights expressly granted herein to Tsumura,
          -------
Phytera retains all rights, title and interest in and to the Extracts provided to Tsumura. Tsumura acknowledges that Phytera may grant one or more Third Parties the right to (i) screen one or more of the Extracts against one or more assays other than the Collaboration Assays, (ii) screen one or more plant cell culture extracts other than the Extracts against one or more of the Collaboration Assays after Tsumura has completed its Stage 2 screening activities, or (iii) continue the research, development and commercialization of one or more of those Validated Hit Extracts which Tsumura elects not to continue to pursue under this Agreement subject to Sections 7.2, 7.3 and 7.4.

     3.2  Rights Granted to Tsumura.
          -------------------------

          3.2.1  Extracts.  Phytera hereby grants Tsumura the exclusive right to
                 --------
screen the Extracts against the Collaboration Assays. No other right, title or interest in or to the Extracts is granted to Tsumura. Tsumura acknowledges that its right to use the Extracts is limited to screening such extracts against the Collaboration Assays and Tsumura agrees that it shall not use the Extracts for any other purpose.

          3.2.2  Termination of Rights.  Tsumura acknowledges that the rights
               -----------------------
granted under Section 3.2.1 may be terminated in accordance with the provisions of Section 2.3.4 or Article 9 of this Agreement. The termination of any rights granted hereunder with respect to a particular Extract, shall not affect Tsumura's rights hereunder with respect to any other Extract .

                 ARTICLE 4 - RIGHTS IN COMPOUNDS AND PRODUCTS

     4.1  Grant of Rights to Tsumura.
          --------------------------

          4.1.1 In exchange for Tsumura's agreement to pay the milestone payments and royalties specified in Appendix C below, Phytera hereby grants Tsumura (i) an exclusive royalty-bearing license under Phytera's Collaboration Patent Rights to develop, make, have made, use, distribute for sale and sell Compounds and Products in the Tsumura Territory and (ii) the right to sublicense to an Affiliate or Third Party the aforementioned rights within the Tsumura Territory, provided that with respect to any such sublicense to a Third Party, Tsumura shall have obtained the prior written consent of Phytera. Such consent shall not be unreasonably be withheld. Upon Phytera's request, Tsumura shall provide a copy of such sublicenses to Phytera.

          4.1.2  Should Tsumura's   rights to any particular Compound terminate,
Tsumura shall offer to sell to Phytera all of the data it generated about such Compound. The parties shall negotiate in good faith the terms of sale of such data for each such Compound.

     4.2  Grant of Rights to Phytera.
          --------------------------

          4.2.1 In exchange for Phytera's agreement to pay the royalties specified in Appendix C below, Tsumura hereby grants Phytera (i) an exclusive royalty-bearing license under Tsumura's Collaboration Patent Rights to develop, make, have made, use, distribute for sale and sell Compounds and Products in the Phytera Territory and (ii) the right to sublicense to an Affiliate or Third Party the aforementioned rights within the Phytera Territory, provided that with respect to any such sublicense to a Third Party, Phytera shall have obtained the prior written consent of Tsumura. Such consent shall not be unreasonably withheld. Upon Tsumura's request, Phytera shall provide a copy of such sublicenses to Tsumura.

          4.2.2 If Phytera fails to initiate product development for the Phytera Territory with respect to any Compound within two (2) years following the (i) completion of stage 4 with respect to such compound or (ii) the designation by Tsumura of a compound as a candidate for stage 5 following the completion of stage 3, whichever is applicable, then the licenses granted to Phytera by Tsumura pursuant to Section 4.2.1 above with respect to such Compound shall terminate, Phytera shall irrevocably assign to Tsumura all of its rights, including without limitations, its Collaboration Patent Rights, in and to such Compound, Tsumura shall have the sole and exclusive worldwide right to undertake any and all further research, development and commercialization activities related to such Compound and to license such rights to one or more Affiliates or Third Parties and Tsumura shall have the obligation to pay royalties to Phytera in accordance with the terms of Section Appendix C with respect to all sales in any country of any Product for human pharmaceutical use developed from such Compound.

     4.3  Termination of Rights. Each party acknowledges that the rights granted
          ---------------------
under this Article 4 may be terminated in accordance with the provisions of
Section 2.4.4, 4.2.2 or Article 9 of this Agreement. The termination of any rights granted hereunder with respect to any other Compound.

     4.4  Satisfaction of Development Obligation.  Each party may satisfy its
          ---------------------------------------
respective obligations with respect to product development of Compounds by having one or more Affiliates or Licensees fulfill such obligations.

                           ARTICLE 5 - DUE DILIGENCE

     5.1  Diligent Efforts.  Phytera and Tsumura each represent that each shall
          ----------------
use its reasonable best efforts to bring each Compound it elects to enter into product development (Stage 5) to the marketplace through a diligent and aggressive program of development, production and distribution and each party acknowledges that the exclusive license granted by the other party pursuant to
Section 4 above was granted based on such representation. However, in so doing and otherwise meeting its obligations hereunder with respect to the development, production and distribution of Products, Phytera and Tsumura shall each be entitled to exercise prudent and reasonable business judgement, and shall be considered to be meeting such obligations so long as each is reporting to the other party and the Steering Committee as provided herein and is providing the necessary financial, personnel and other resources which are reasonably required to maintain progress in accomplishing the development, production and distribution of Products, and conducts the activities reasonably required to maintain scheduled progress in accomplishing the same. Neither Phytera nor Tsumura shall be responsible for any failure which arises as a direct result of
(i) unanticipated technical or scientific problems or other causes outside the direct control of the parties and their Affiliates and Licensees, (ii) failure of the other party to meet its obligations hereunder, or (iii) action or inaction of any federal, state or other governmental agency whose approval is required for clinical investigation or commercial sales of the Products where such activity or inactivity does not arise from the intentional or negligent acts or failures to act on the part of Phytera or Tsumura, their Affiliates or Licensees.

                 ARTICLE 6 -  MANAGEMENT OF THE COLLABORATION

     6.1  Steering Committee.
          ------------------

          6.1.1  Description.  Promptly after the Effective Date, a Steering
                 -----------
Committee comprised of up to three named representatives of Phytera and up to three named representatives of Tsumura shall be appointed. The Steering Committee shall have the responsibilities of monitoring and coordinating the activities of the parties under the terms of this Agreement and ensuring that appropriate resources are available to carry out the objectives of this Agreement provided, however that (i) the express terms of this Agreement shall govern the Steering Committee's activities and the decisions allocated to a respective party hereunder shall be made by that party and (ii) the Steering Committee shall have no authority to increase a party's financial or other obligations hereunder. The Steering Committee shall be co-chaired by a Phytera representative and a representative of Tsumura. Each party shall designate its representatives to the Steering Committee within forty-five (45) days of the effective date of this Agreement. Meetings of the Steering Committee shall be held at least two ( 2) times per year, once in Japan and once in the U.S. Each party may change one or more of its representatives to the Steering Committee at any time by providing prior written notice to the other party. Members of the Steering Committee may be represented at any meeting by another member of the Steering Committee so designated by the absent member, or by a deputy.

          6.1.2  Minutes.  The Steering Committee shall keep accurate minutes
                 -------
of its deliberations. Each co-chair shall be responsible for the preparation of draft minutes for every other meeting or in such other manner as the co-chairs shall agree. Draft minutes shall be sent to all members of the Steering Committee within twenty ( 20) business days after each meeting. All records of the Steering Committee shall be available to both parties. Such minutes and records shall be in English.

          6.1.3  Disagreements.  Subject to Article 6.1.1 above,  all
                 -------------
disagreements within the Steering Committee shall be subject to the following
(a) The representatives of the Steering Committee shall promptly present the disagreement to a designated representative of Phytera and a designated representative of Tsumura (the "Designated Representatives"); (b) The Designated Representatives shall meet or discuss in a telephone or video conference each party's view and explain the basis for such disagreement; (c) If the Designated Representatives cannot promptly resolve such disagreement, then such disagreement shall be submitted to arbitration in accordance with the provisions of Section 13.6 below. The Designated Representatives shall be named promptly after the Effective Date of this Agreement.

     6.2  Research Operations Committee.
          -----------------------------

          6.2.1  Description.  Promptly after the Effective Date, a Research
                 -----------
Operations Committee comprised of up to three named representatives of Phytera and up to three named representatives of Tsumura shall be appointed. The Steering Committee shall have the responsibilities of monitoring and coordinating the activities of the parties under the terms of this Agreement and ensuring that appropriate resources are available to carry out the objectives of this Agreement provided, however that (i) the express terms of this Agreement shall govern the Steering Committee's activities and the decisions allocated to a respective party hereunder shall be made by that party and (ii) the Steering Committee shall have no authority to increase a party's financial or other obligations hereunder. The Steering Committee shall be co-chaired by a Phytera representative and a representative of Tsumura. Each party shall designate its representatives to the Steering Committee within forty-five (45) days of the effective date of this Agreement. Meetings of the Steering Committee shall be held at least two ( 2) times per year, once in Japan and once in the U.S. Each party may change one or more of its representatives to the Steering Committee at any time by providing prior written notice to the other party. Members of the Steering Committee may be represented at any meeting by another member of the Steering Committee so designated by the absent member, or by a deputy.

          6.2.2  Minutes.  The Research Operations Committee shall keep accurate
                 --------
minutes of its deliberations. Each co-chair shall be responsible for the preparation of draft minutes for every other meeting or in such other manner as the co-chairs shall agree. Draft minutes shall be sent to all members of the Research Operations Committee within twenty ( 20) business days after each meeting. All records of the Research Operations Committee shall be available to both parties. Such minutes and records shall be in English.

          6.2.3  Disagreements.  Subject to Article 6.2.1 above,  all
                 -------------
disagreements that cannot be resolved by the members of the Research Operations Committee shall be presented to the Steering Committee for resolution.

                   ARTICLE 7 - INTELLECTUAL PROPERTY RIGHTS

     7.1  Ownership of Extracts. Phytera shall own all right, title and interest
          ---------------------
in and to all Extracts and, except as expressly provided in Article 3, no rights of any kind to any

Extract shall pass to Tsumura as a result of this Agreement or any activity conducted pursuant to this Agreement.

     7.2  Ownership of Compounds, Products and Inventions.  Phytera and Tsumura
          -----------------------------------------------
shall jointly and equally co-own all right, title and interest in and to all Compounds and Products whether discovered jointly or severally by Phytera or Tsumura or any Licensee. In addition, Phytera and Tsumura shall jointly and equally co-own all right, title and interest in all ideas, methods, writings, inventions, discoveries, improvements and other technology, whether or not patentable or copyrightable, and any patent applications, patents or copyrights based thereon that are discovered, made or conceived during the term of this Agreement by employees or Licensees of Phytera or Tsumura as a result of the screening program conducted pursuant to this Agreement (collectively, "Inventions").

     7.3  Disclosure; Cooperation. During the term of this Agreement,  each
          -----------------------
party shall disclose to the other the making, conception or reduction to practice of Inventions by employees or others acting on behalf of such party. Each party represents and agrees that its employees and consultants and Licensees shall be obligated under a binding written agreement to assign to either (i) such party individually or (ii) Phytera and Tsumura jointly all rights in all Inventions made or conceived during the term of this Agreement as a result of any activity conducted pursuant to this Agreement by such employees, consultants or Licensees. In the event that under any such agreement, such rights are assigned to one party individually, that party hereby assigns and agrees to assign joint ownership of such rights to the other party. Each party agrees to sign or cause to have signed all documents relating to such
assignment.   Each party agrees to enforce such agreements with employees, consultants and Licensees, including, where appropriate, by legal action.

     7.4  Patent Applications. Each party shall have the exclusive right and
          -------------------
responsibility, subject to the terms of this Section, to file, prosecute and maintain patent applications included in the Collaboration Patent Rights in all countries of its respective Territory. All such patent applications shall be in the name of Phytera and Tsumura jointly. For the purposes of this Section, the "Primary Patenting Party" shall mean Tsumura in the Tsumura Territory and
Phytera in the Phytera Territory.   In the event  that the Primary Patenting
Party fails or elects not to file, prosecute or maintain such patent applications in a specific country in its Territory, then such party shall notify the other of its decision and the other party shall have the right but not the obligation to file, prosecute or maintain any such patent applications in such country in the joint names of Tsumura and Phytera. If the other party chooses to file, prosecute or maintain any such patent applications in such country, then (i) the license granted to the Primary Patenting Party pursuant to
Article 4 with respect to any Compound or Product identified in any such patent application shall terminate for such country, (ii) the other party shall have the right to undertake development and commercialization activities related to such Compound or Product in such country and (iii) the other party shall have the obligation to pay royalties to the Primary Patenting Party in accordance with Appendix C with respect to all sales in such country of any Product identified in such patent application. Each Primary Patenting Party shall to the extent reasonably possible notify the other party of its intention not to pursue such patent applications with sufficient time to allow the other party to protect such patent rights prior to the expiration or abandonment of such rights. In addition, when the Primary Patenting Party's rights granted under Article 4 with respect to any particular Compound or Product terminate pursuant to Sections 2.4.4 or 4.2.2 or when Tsumura's rights to any Extract granted under Section 3.2.1 terminate pursuant to Section 2.3.4, the other party shall have the right but not the obligation to file, prosecute or maintain any patent applications with respect to such Compound or Product or any discoveries with respect to such Extract in any country in the world. For avoidance of any doubt, the parties acknowledge that, in any event and under any circumstance, any and all patent applications shall be made in the joint names of Phytera and Tsumura. Each patenting party shall be responsible for all costs associated with the preparation, filing, prosecution and maintenance of such patent applications filed, or to be filed, in the countries in which the party is filing patent applications. Each party shall make available to the other party or its authorized attorneys, agents or representatives, employees, agents or consultants to the extent necessary or appropriate to enable such party to file, prosecute and maintain patent applications and resulting patents for its respective Territory with respect to Inventions and for periods of time sufficient for such party to obtain the assistance it needs from such personnel. Where appropriate, each party shall sign or cause to have signed all documents relating to said patent applications or patents at no charge to the other party.

     7.5  Cooperation.   The parties shall, at  their expense, cooperate as
          -----------
necessary to enable  the other to establish and protect its rights under this
Article 7.

     7.6  No Other Technology Rights. Except as otherwise expressly provided in
          --------------------------
this Agreement, under no circumstances shall a party hereto, as a result of this Agreement, obtain any ownership interest in or other right to any technology, know-how, patents, pending patent applications, products, vaccines, antibodies, cell lines or cultures, or animals of the other party, including items owned, controlled or developed by the other party, or transferred by the other party to said party at any time pursuant to this Agreement. It is understood and agreed by the parties that this Agreement does not grant to either party any license or other right in basic technology of the other party.

     7.7  Enforcement of Collaboration Patent Rights.  Each party shall promptly
          ------------------------------------------
notify the other in writing of any alleged or threatened infringement of the Collaboration Patent Rights of which it becomes aware. Each party is responsible for the enforcement of the Collaboration Patent Rights in its respective Territory except for the countries in which the other party has filed patent applications and in its sole discretion may choose to prosecute any such infringement in which case any recovery or damages received by such party shall be retained by and be the sole property of such party. In the event that one party brings an infringement action, such party shall control the litigation and the other party shall cooperate fully , including, if required to bring such action, the furnishing of a power of attorney. Each party agrees that (i) if more than six (6) months passes following the date such party first becomes aware of any actual or alleged infringement and during such time such party is not successful in causing such actual or alleged infringer to desist and such party does not file an infringement action in a court of competent jurisdiction, or (ii) prior to the end of such six (6) month period, such party notifies the other party of its intention not to bring suit against such infringer, then the other party shall have the right, but not the obligation, to prosecute at its own expense such actual or alleged infringement and any recovery or damages received by such party shall be retained by such party.

     7.8  Trademarks.  Phytera and Tsumura,  each at their own expense, shall be
          ----------
responsible for the selection, registration and maintenance of all trademarks, tradenames and service marks that such party employs in connection with the Products and shall individually own and control such trademarks, tradenames and service marks.

                          ARTICLE 8 - CONFIDENTIALITY

     8.1  Confidential Information. From time to time during the term of this
          ------------------------
Agreement, and in order to carry out the provisions of this Agreement, it may be necessary for one of the parties to disclose confidential information ("Confidential Information") to the other. For the purposes of this Agreement, Confidential Information shall include the Extracts, including the identity of the Extracts, supplied by Phytera under this Agreement, the data generated by the Collaboration or any other activity conducted pursuant to this Agreement, the Compounds, the Products, the Inventions, Phytera's cell culture techniques and any strategies, plans or developments relating to any of the foregoing, the identity of the Collaboration Assays and Tsumura's protocols for the Collaboration Assays, the business, financials, technology, research strategy, employees, infrastructure, collaborators, advisors, consultants, Board of Directors and Scientific Advisory Board of Phytera and its Affiliates and the business, financials, technology, research and research strategy of Tsumura and its Affiliates.

     8.2  Non-Disclosure Obligations.
          --------------------------

          (a) The recipient of such Confidential Information (the "Recipient") undertakes to treat any and all of such Confidential Information as the other party may disclose (the "Discloser") to the Recipient during the term of this Agreement and for a period of ten (10) years thereafter as strictly confidential and shall not divulge it to any Third Party for any purpose whatsoever and shall not make use of such Confidential

Information or any part thereof for any purpose other than carrying out the terms of this Agreement without the Discloser's prior written consent. Any data or information generated by or as a result of the Collaboration or any other activity conducted pursuant to this Agreement or any data or information with respect to the Compounds, the Products or the Inventions shall not be disclosed to any Third Party nor be used for any purpose other than carrying out the terms of this Agreement without the other party's written consent. Notwithstanding the foregoing, either party may disclose Confidential Information to consultants, preclinical and clinical development organizations and investigators and contract manufacturers to the extent reasonably necessary to develop and manufacture the Compounds and Products derived from this Collaboration provided such consultants, development organizations and investigators and contract manufacturers have entered into a written confidentiality agreement containing provisions at least as restrictive as those set forth in Section 8 of this Agreement prior to such disclosure.

          (b) In the event that the Recipient visits any of the establishments of the Discloser, the Recipient undertakes that any further Confidential Information which may come to the Recipient's knowledge, as a result of any such visit, shall be deemed to be Confidential Information and shall be subject to the provisions of Paragraph (a) of this Section 8.2.

     8.3  Limitations. The undertakings in Paragraphs (a) and (b) of Section 8.2
          -----------
shall not apply to information that (i) at the time of disclosure is published or otherwise generally available to the public; (ii) after disclosure by Discloser is published or becomes generally available to the public otherwise than through any act or omission on the part of Recipient; (iii) the Recipient can establish by written documentation that such information was in its possession at the time of disclosure and that such information was not acquired directly or indirectly from the Discloser; (iv) was rightfully acquired from a third party who did not obtain it under pledge of secrecy to the Discloser or another party; or (e) was required to be disclosed by law.

     8.4  Samples.  Neither Phytera nor Tsumura shall supply or send any samples
          -------
of Compounds to any Third Party, other than to regulatory agencies or for use in pre-clinical testing or clinical trials, unless such samples are protected by an appropriate form of materials transfer agreement approved by Phytera and Tsumura.

     8.5  Publications.
          ------------

          8.5.1  Procedure.  Phytera and Tsumura recognize the need to obtain
                 ---------
valid patent protection. Consequently, Phytera, Tsumura and their respective employees and consultants and any other Third Party wishing to make a publication (including any oral disclosure made without obligation of confidentiality) relating to work performed by such party as part of the collaboration described in this Agreement (the "Publishing Party") shall deliver to the other party (the "Reviewing Party") a copy of the proposed written publication at least ninety (90) days prior to submission for publication, or an abstract of such oral disclosure at least thirty (30) days prior to submission of the abstract or the oral disclosure, whichever is earlier. The Reviewing Party shall have the right (a) to propose modifications to the publication for patent reasons, (b) to request a delay in publication or presentation in order to protect patentable information, or (c) to request that the information be maintained as a trade secret and, in such case, the Publishing Party shall not make such publication or disclosure. If the Reviewing Party requests a delay as described in clause (b) in the preceding sentence, the Publishing Party shall delay submission or presentation of the publication for a period sufficient to enable protection of the Reviewing Party's rights in such information to be filed.

          8.5.2  Resolution. Only upon the receipt of written approval of the
                 ----------
Reviewing Party may the Publishing Party proceed with the written publication or the oral presentation.

    8.6   Injunctive Relief. The parties hereto understand and agree that
          -----------------
remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 8 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party shall be entitled to the granting of injunctive relief by a court of competent jurisdiction against any action that constitutes any such breach of this Article 8. It is understood that such injunctive relief is intended solely as provisional relief pending the dispute resolution procedures described in Section 13.6.

                    ARTICLE 9 - EXPIRATION AND TERMINATION

     9.1  Expiration.  Unless earlier terminated pursuant to Section 9.2, the
          ----------
rights and obligations of each party and the terms and conditions related to the research collaboration shall terminate at the close of the Research Collaboration Period, but all other rights and obligations of each party and the remaining terms and conditions of this Agreement and the licenses granted hereunder shall expire on the last to occur of (i) ten (10) years after the First Commercial Sale of the last Product to be commercialized hereunder or (ii) the last to expire of any of the then existing patents included in the Patent Rights.


     9.2  Right of Termination.
          --------------------

          9.2.1  For Convenience. Commencing eighteen (18) months following the
                 ---------------
Effective Date, Tsumura shall have the right to terminate this Agreement at any time by delivering written notice to Phytera at least six (6) months prior to the effective date of such termination. If Tsumura elects to terminate this Agreement pursuant to the terms of this Section 9.2.1, then Tsumura shall remit to Phytera all payments that become due and payable in accordance with the terms of this Agreement prior to the effective date of such termination, and each such payment shall be made in accordance with the applicable payment terms set forth herein. Unless otherwise expressly indicated by Tsumura, the termination of the Agreement by Tsumura under this Section 9.2.1 shall not affect any rights and obligations of the parties under this Agreement with respect to any Extracts delivered to Tsumura before the termination of this Agreement. Further, pursuant to this Section 9.2.1, Tsumura may terminate this Agreement for convenience at its sole discretion with respect to particular one or more Extracts and/or Compounds. In such case, this Agreement shall be terminated to the extent that it applies to such particular Extracts and/or Compounds, and shall remain effective and in full force with respect to other Extracts and Compounds

          9.2.2  For Cause.  Each party shall have the right to terminate this
                 ---------
Agreement by giving to the other party not less than ninety (90) days prior written notice in the event that the other party commits a material breach of any of its material obligations hereunder and fails to cure such breach during such notice period. For purposes of this Section, the occurrence of any of the following shall be deemed to be a material breach of this Agreement but material breaches shall not be limited to the following:

          (i) failure to make any payment when such payment is due and payable, provided such payment is not the subject of a good faith dispute between the parties and the amount of such payment exceeds $50,000; or

          (ii)  failure by either party to use diligent efforts, as described in
Section 5.1 above, to commercialize Products.

          (iii) failure by Phytera to deliver the Extracts or provide Support to Tsumura in accordance with the terms of this Agreement.

     In addition, either party shall have the right to terminate this Agreement effective immediately upon giving notice to the other party upon the occurrence of any of the following events: (a) an assignment by the other party for the benefit of creditors; or (b) the filing of a petition in bankruptcy or comparable debtor's relief law by the other party; or (c) the filing of a petition in bankruptcy or comparable debtor's relief law against the other party by its creditors which petition is not dismissed within sixty (60) days; or (d) the appointment of a receiver, trustee, liquidator, receiver-manager or similar custodian for the other party and the appointment is not dismissed within sixty
(60) days; or (e) the other party has voluntarily or involuntarily commenced proceedings for dissolution, liquidation or winding up, or has ceased to carry on its business in the ordinary course; or (f) the institution of any other proceeding involving the insolvency of the other party or the protection of, or from, its creditors, which proceeding remains undismissed for a period of sixty (60) consecutive days.

     9.3  Effect of Expiration or Termination.
          -----------------------------------

          9.3.1 If this Agreement is terminated for convenience by Tsumura or for cause by Phytera, Tsumura shall immediately cease performing all its screening activities associated with this Agreement and return all of the Extracts in its possession at that time for which this Agreement is terminated (as described in Section 9.2.1) or, upon election by Phytera, Tsumura shall destroy all such Extracts. Each party shall promptly return to the other party all materials, including all Confidential Information of the other party, previously delivered to such party to the extent that this Agreement is terminated, and within ten (10) business days following the effective date of such expiration or termination of this Agreement, an officer of each party shall certify in writing to the other party that such party has complied with its obligations set forth in this Section 9.3.1.

          9.3.2 If this Agreement is terminated for cause by Tsumura, Phytera shall immediately cease performing all its Support activities associated with this Agreement. Tsumura shall have the right to retain any Extracts, Compounds, Products and any data and information relating thereto then in its possession and to use such Extracts, Compounds, Products and any data and information relating thereto for the purposes set forth in this Agreement. Phytera shall return to Tsumura all payments made to it pursuant to Section 12.1 on a pro rata basis based on the actual number of Extracts delivered to Tsumura and the actual amount of Support provided to Tsumura without prejudice to Tsumura's rights set forth in the second sentence of this Section 9.3.2. Each party shall promptly return to the other party all materials, including all Confidential Information of the other party, previously delivered to such party, and within ten (10) business days following the effective date of such expiration or termination of this Agreement, an officer of each party shall certify in writing to the other party that such party has complied with its obligations set forth in this
Section 9.3.2.

          9.3.3 Subject to Section 9.2.2 (i), if Tsumura fails to make milestone payments for any Compound or Product as required by Section C1 below or either party fails to make royalty payments for any Compound or Product as required by Section C2 below, then such party shall (i) cease all research and development activities associated with such Compound or Product, (ii) cease manufacturing, marketing and selling such Compound or Product, (iii) irrevocably assign its Collaboration Patent Rights to such Compound or Product to the other party and (iv) the license granted to such party under Section 4 with respect to such Compound or Product shall terminate.

          9.3.4 Upon termination or expiration of this Agreement, each party shall retain its respective Collaboration Patent Rights, except to the extent such rights have been irrevocably assigned to the other party pursuant to this Agreement. The expiration of this Agreement or the termination of this Agreement by either party for any reason shall not relieve either party from any obligation that matured prior to the effective date of the expiration or termination.

                  ARTICLE 10 - REPRESENTATIONS AND WARRANTIES

     10.1  General. Each party warrants and represents to the other that it has
           -------
the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to perform fully its obligations hereunder, and that it has not made nor will it make any commitments to others in conflict with or in derogation of such rights or this Agreement.

     10.2  Services.  Each party warrants and represents to the other that it
           --------
shall conduct its activities in a good scientific manner and in compliance with all applicable good laboratory and manufacturing practices and all applicable legal requirements.

     10.3  Phytera's Technology. Phytera warrants and represents that it has
           --------------------
filed patent applications for the ExPAND(TM) Technology in the United States and is currently filing patent applications for the ExPAND(TM) Technology in the United Kingdom and Japan.

     10.4  Extracts.  Phytera warrants and represents that all shipments of
           --------
Extracts shall be in compliance with the terms of the CITES Convention.


                       ARTICLE 11- INDEMNITY; INSURANCE

     11.1  Indemnity Obligations.  Each party shall indemnify and hold harmless
           ---------------------
the other party and its officers, directors, employees and agents from and against all liabilities, claims, actions and proceedings and all expenses arising in connection therewith (including without limitation, damages, judgments, awards, costs and attorney's fees and disbursements) which they may incur or which may be asserted against them arising out of or by reason of the activities of such party, its Affiliates or Licensees, or by their respective officers, directors, employees or agents pursuant to this Agreement with the exception of those arising from the intentional wrongful actions or gross negligence of the other party or any of its employees or agents or from the breach of any representation, warranty or obligation of the other party as specified herein.

    11.2  Procedure. Promptly after learning of the occurrence of any event
          ---------
which gives rise to its rights under the provisions of Section 11.1, the indemnified party shall notify the other party in writing of any such matter. The indemnified party shall cooperate with the other party in the negotiation, compromise and defense of any such matter. The indemnifying party shall be in charge of and control such negotiations, compromise and defense. In no event shall the indemnified party compromise or settle any such matter without the prior consent of the other party and such party shall not be bound by any such compromise or settlement without its prior written consent.

     11.3  Insurance.  For the period starting with the initiation of clinical
           ---------
trials of a Product by Phytera, Tsumura or an Affiliate or Licensee of either , such party shall maintain product liability insurance in an amount acceptable to the other party with respect to the development, manufacture and sale of the Products developed pursuant to this Agreement for the term of this Agreement (if such insurance is an occurrence-basis policy) or for an additional ten years after the expiration or termination of this Agreement (if such insurance is a claims-made basis policy).


                        ARTICLE 12 - RESEARCH PAYMENTS

     12.1  Research Payments.
           -----------------

           12.1.1  Extracts.  In consideration of Phytera's agreement to
                   --------
provide the Extracts to Tsumura under the terms of this Agreement, Tsumura agrees to pay Phytera as follows:
     Year 1 ( []* Extracts) - [           ]*
     Year 2 ( []* Extracts) - [           ]*
     Year 3 ( []* Extracts) - [           ]*

          12.1.2   Support. In consideration of Phytera's agreement to provide
                   -------
Support to Tsumura under the terms of this Agreement, Tsumura agrees to pay
Phytera for Support in the area of [         ]* of Stage 3 Extracts as follows:

     Year 1 ([]* Full-time equivalent) - [         ]*
     Year 2 ([]* Full-time equivalent) - [         ]*
     Year 3 ([]* Full-time equivalent) - [         ]*

and Tsumura agrees to pay Phytera for Support in the area of [           ]* as
follows:

     Year 1 ([]* Full-time equivalent) - [       ]*
     Year 2 ([]* Full-time equivalent) - [       ]*
     Year 3 ([]* Full-time equivalent) - [       ]*

These fees are fully inclusive and include the cost of all reagents, supplies, and equipment.


________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

     The fee for additional Support provided by Phytera at Tsumura's request in
Year 1 shall be [      ]* per United States full-time equivalent and [      ]*
per United Kingdom full-time equivalent calculated on a pro-rata basis for actual services rendered. Thereafter, such amounts may be adjusted once per year provided that any increase in such amounts shall not exceed the percentage by which the Consumer Price Index for all Urban Consumers, U.S. City Average (as published by the U.S. Department of Labor, Bureau of Labor Statistics) increased during the 12-month period prior to the date of the notice of such increase.

               12.1.3  Timing of Payments. The payments specified above shall be
                       ------------------
paid annually in advance and shall be due and payable as follows:


                       (i)   Payments associated with Year 1 shall be due and
payable within [                        ]*;

                       (ii)  Payments associated with Year 2 shall be due and
payable within [                                 ]*; and

                       (iii) Payments associated with Year 3 shall be due and
payable within [                                 ]*.

               12.1.4  Time Records. Phytera shall keep accurate and reliable
                       ------------
records of Support specifying the area of Support and the time spent by each employee of Phytera on a daily basis and shall send a summary of such monthly records to Tsumura within seven (7) days following the end of each calendar month.

                          ARTICLE 13 - MISCELLANEOUS

     13.1  Force Majeure. Neither party shall be held liable or responsible to
           -------------
the other party nor be deemed to have defaulted under or breached this Agreement for failure or delay in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected party including but not limited to fire, floods, embargoes, war, acts of war (whether war is declared or not), insurrections, riots, civil commotions, strikes, lockouts or other labor disturbances, acts of God or acts, omissions or delays in acting by any governmental authority or the other party.

    13.2  Severability. Should one or more provisions of this Agreement be or
           ------------
become invalid, the parties hereto shall substitute, by mutual consent, valid provisions for such invalid provisions which valid provisions in their economic effect are sufficiently

_________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

similar to the invalid provisions that it can be reasonably assumed that the parties would have entered into this Agreement with such valid provisions. In case such valid provisions cannot be agreed upon, the invalidity of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the parties would not have entered into this Agreement without the invalid provisions.

    13.3  Notices. Any consent, notice or report required or permitted to be
          -------
given or made under this Agreement by one of the parties hereto to the other shall be in writing, delivered personally or by facsimile (and promptly confirmed by personal delivery or courier) or courier, postage prepaid (where applicable), addressed to such other party at its address indicated below, or to such other address as the addressee shall have last furnished in writing to the addressor and shall be effective upon receipt by the addressee.

     If to Phytera:  Phytera, Inc.
                            377 Plantation Street
                            Worcester, Massachusetts 01605
                            USA
                            Attention:  President and CEO
                            Fax:        001 508 792 1339

     If to Tsumura:         Tsumura & Co.
                            12-7 Nibancho
                            Chiyoda-ku
                            Tokyo 102 Japan
                            Attention:  General Manager, Research & Development
                            Fax:        81 3 3221 5105

     13.4  Assignment. This Agreement may not be assigned or otherwise
           ----------
transferred by either party without the prior written consent of the other party; provided, however, that either party may, without such consent, assign this Agreement and its rights and obligations hereunder to its Affiliates or in connection with the transfer or sale of all or substantially all of its business or in the event of its merger or consolidation or change in control or similar transaction. Any purported assignment in violation of the preceding sentence shall be void. Any permitted assignee shall assume all obligations of its assignor under this Agreement.

     13.5  Applicable Law. This Agreement shall be governed by and construed in
           --------------
accordance with the laws of the Commonwealth of Massachusetts, without giving effect to the choice of law provisions thereof.

     13.6  Dispute Resolution.   Except as provided in Section 6.1.3, any
           ------------------
disputes arising between the parties relating to, arising out of or in any way connected with this Agreement or any term or condition hereof, or the performance by either party of its obligations hereunder, whether before or after termination of this Agreement, shall be promptly presented to the Designated Representatives for resolution and if such persons or their designees cannot promptly resolve such disputes, then such dispute shall be finally resolved by binding arbitration in accordance with following provisions. Whenever a party shall decide to institute arbitration proceedings, it shall give written notice to that effect to the other party. The party giving such notice shall refrain from instituting the arbitration proceedings for a period of sixty (60) days following such notice. Any arbitration hereunder shall be conducted pursuant to the Japan-American Trade Arbitration Agreement of September 16, 1952, by which each party is bound. If the request for arbitration is initiated by Phytera, the arbitration shall take place in Tokyo, Japan. If the request for arbitration is initiated by Tsumura, the arbitration shall take place in Boston, MA, USA

    13.7    Exports. The parties acknowledge that the export of technical data,
            --------
materials or products is subject to the exporting party receiving any necessary export licenses and that the parties cannot be responsible for any delays attributable to export controls which are beyond the reasonable control of either party. Each party agrees not to export or re-export, directly or indirectly, any materials, information, technical data, the direct product of such data, samples or equipment received or generated under this Agreement in violation of any governmental regulations which may be applicable, including, but not limited to, the Export Administration Act of 1979, as amended, its rules and regulations, including, but not limited to, Part 779 of the United States Export Control Regulations, published by the United States Department of Commerce (collectively the "U.S. Export Laws"), and other applicable export control laws. Each party agrees to obtain similar covenants from each of their Affiliates and Licensees with respect to the subject matter of this Section. Phytera shall make a commercially reasonably effort to provide Tsumura with such information as Phytera deems important for Tsumura to comply with the U.S. Export Laws.

     13.8   Waiver. The waiver by either party hereto of any right hereunder or
            ------
the failure to perform or of a breach by the other party shall not be deemed a waiver of any other right hereunder or of any other breach or failure by said other party whether of a similar nature or otherwise.

     13.9    Survival. The provisions of Articles 7, 8, 10 and 11, and Sections
             --------
9.3, , 13.3, 13.5, 13.6 and C2.4 and any other obligation under this Agreement that is expressly stated to survive or to be performed after the expiration or termination of this Agreement shall survive the expiration or termination of this Agreement.

     13.10  Entire Agreement. This Agreement, together with all appendices
            ----------------
attached hereto and incorporated herein, contains the entire understanding of the parties with respect to the subject matter hereof. This Agreement supersedes all express or implied agreements, representations and understandings, either oral or written, heretofore made between or by the parties with respect to the subject matter hereof. This Agreement may be amended, or any term hereof modified, only by a written instrument duly executed by both parties hereto.

     13.11  Independent Contractors. It is expressly agreed that Tsumura and
            -----------------------
Phytera shall be independent contractors and that the relationship between the two parties shall not constitute a partnership, joint venture or agency. Neither Phytera nor Tsumura shall have the authority to make any statement, representation or commitment of any kind, or to take any action which shall be binding on the other without the prior written consent of the other party.

     13.12  Headings. The captions to the articles and sections of this
            --------
Agreement are not a part of this Agreement, but are merely guides or labels to assist in locating and reading the several articles and sections hereof.

     13.13  Counterparts. This Agreement may be executed in two or more
            ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first set forth above.


PHYTERA, INC.                                    TSUMURA & CO.

By:/s/ Malcolm Morville                          By:  /s/ Hachizaemon Kazama
   ----------------------                        ------------------------------

Malcolm Morville                                 Hachisaemon Kazama
----------------                                 ------------------------------
Name                                             Name

President and CEO                                President
-----------------                                ------------------------------
Title                                            Title

                             APPENDIX A - SUPPORT
                             --------------------

      Phytera shall provide Tsumura with support in the areas of [



      ]*.

      Phytera shall provide the following committed level of support to Tsumura:

--------------------------------------------------------------------------------
     YEAR                     [       ]* SUPPORT             [
     ----                     ------------------             --------------
                                                                    ]* SUPPORT
                                                           -------------------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
      1                         [  ]* FTE                       [  ]* FTE
--------------------------------------------------------------------------------
      2                         [  ]* FTE                       [  ]* FTE
--------------------------------------------------------------------------------
      3                         [  ]* FTE                       [  ]* FTE
--------------------------------------------------------------------------------


Phytera shall provide additional support to Tsumura on an as-available basis if so requested by Tsumura. The fees for such additional support shall be calculated on a pro-rata basis for actual services rendered as described in
Section 12.1.2 of the Agreement.

_____________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                       APPENDIX B - COLLABORATION ASSAYS

The initial Collaboration Assays are:

[
-





                              ]*



__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                      APPENDIX C - MILESTONES AND ROYALTIES

          C1.  Milestones. In consideration of the rights and licenses granted
               ----------
to Tsumura, Tsumura shall pay to Phytera the milestone payments shown in Table C1 for the first Compound or Product to reach each of the defined milestones which have not been reached by a previous Compound or Product. Tsumura shall make [ ]* payments for the second Compound or Product to reach each milestone. For the third and subsequent Compounds or Products to reach each milestone, Tsumura shall pay [ ]* of the milestone payments specified in Table C1. However, Tsumura shall only pay each of the milestones once for any Compound or Product regardless of the number of countries in which the milestone may occur. Each milestone payment shall be payable within [ ]* following the achievement of such milestone. For the purpose of clarification, examples of Tsumura's milestone obligations under three different scenarios are shown in Appendix D.

Table C1
--------
-------------------------------------------------------------------------------
                    Milestone                                  Net Payment
                    ---------                                  -----------
===============================================================================
1.   [                                                         [         ]*
                    ]*.

2.   [                                                         [         ]*
                    ]*.

3.   [                                                         [         ]*
                    ]*.

4.   [                                             ]*.         [         ]*
-------------------------------------------------------------------------------

     C2.  Royalties on Net Sales.
          ----------------------

          C2.1 Royalties Payable by Tsumura. In consideration of the rights and
               ----------------------------
licenses granted to Tsumura hereunder, Tsumura shall pay to Phytera a royalty on Net Sales of each Product sold by Tsumura or its Affiliates at the rates set forth below. For the purpose of determining royalty payments, the Net Sales of all Products sold by Tsumura and its Affiliates containing the same Compound shall be aggregated.



     C2. Royalties on Net Sales.
         ----------------------

               C2.1 Royalties Payable by Tsumura. In consideration of the rights and licenses granted to Tsumura hereunder, Tsumura shall pay to Phytera a royalty on Net Sales of each Product sold by Tsumura or its Affiliates at the rates set forth below. For the purpose of determining royalty payments, the Net Sales of all Products sold by Tsumura and its Affiliates containing the same Compound shall be aggregated.



__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

     In the event that [ ]*. Tsumura shall pay royalties of [ ]* Tsumura's Net sales. In the event that [ ]*, Tsumura shall pay royalties of [ ]* Tusumura's Net Sales.

     C2.2 Royalties Payable by Phytera. In consideration of the rights and
          ----------------------------
licenses granted to Phytera hereunder, Phytera shall pay to Tsumura a royalty on Net Sales of each Product sold by Phytera or its Affiliates as set forth below. For the purpose of determining royalty payments, the Net Sales of all Products sold by Phytera and its Affiliates containing the same Compound shall be aggregated. For all Products, Phytera shall pay royalties of [ ]* of Phytera's Net Sales.

     C2.3 Sublicense Royalties. If either party grants a license or sublicense
          --------------------
to any Third Party to make, use or sell a Product or Compound, , such party shall provide the other party with written notice of such license or sublicense, as the case may be, and shall pay to the other party in lieu of the royalties payable under Section C2.1 or C2.2, as the case may be, [ ]* of each milestone and royalty payments and other fees received from such Third Party as a result of such license or sublicense.

     C2.4 Survival of Obligation to Pay Milestones and Royalties.
          ------------------------------------------------------
Tsumura's obligation to pay milestones as set forth in Section C1 above and each party's respective obligation to pay royalties as set forth in this Section C2 shall survive the termination of this Agreement or any of the licenses and rights granted hereunder.

     C2.5 Other Business Terms.    Each product development agreement covering
          --------------------
Compounds and Products discovered pursuant to the activities under this Agreement shall contain those business terms typically present in pharmaceutical licensing agreements. Such business terms, which shall include the timing of payment of royalties, method of royalty payments and the right to audit, shall be consistent with the norms of pharmaceutical licensing agreements subject to the parties' good faith negotiations.

     C2.6 Net Payments.   All payments pursuant to this Agreement except royalty
          ------------
payments are exclusive of any and all withholding or similar taxes imposed or assessed by reason of this Agreement or the transactions contemplated hereby and the party making such payment shall pay any and all such taxes, and any penalties, interest and collection or withholding costs associated with such taxes, at the time the payment of such tax is due. Royalty payments are inclusive of any and all withholding or similar taxes imposed or assessed by reason of this Agreement or the transactions contemplated



__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

hereby and the party making such payment may deduct and pay any and all such taxes, and any penalties, interest and collection or withholding costs associated with such taxes, at the time the payment of such tax is due, and shall be borne by the party receiving such payment.

   C2.7  Incorporation of Appendix C into the Agreement. The parties agree that
         ----------------------------------------------
this Appendix C is an integral part of, and incorporated by reference into, the Research Collaboration Agreement, dated as of May 22, 1996, between Phytera, Inc. and Tsumura & Co. As used in this Appendix, the term "Agreement" shall mean the aforementioned agreement together with all appendices thereto. Each capitalized term used in this Appendix and not defined in this Appendix shall have the meaning ascribed to it in the Agreement. Each reference herein to section numbers other than to those beginning with the letter "C" shall refer to the applicable section in this Agreement.


_________________                                      ___________________
Initial (Tsumura)                                      Initial (Phytera)

APPENDIX D - EXAMPLES OF TSUMRUA'S MILESTONE OBLIGATIONS

                                   Senario 1
                                   ---------

[









                                                                 ]*


_________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   Senario 2
                                   ---------

[






                                                        ]*

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

                                   Senario 3
                                   ---------


[







                                                   ]*

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

AMENDMENT

     THIS AMENDMENT TO, THE RESEARCH COLLABORATION AGREEMENT (hereinafter referred to as the "AMENDMENT") dated as of _____________, ____ 1998, is made between Phytera, Inc. (hereinafter referred to as "PHYTERA"), a Delaware corporation having its principal place of business at 377 Plantation Street, Worcester, Massachusetts 01605, USA, and Tsumura & Co. (hereinafter referred to as "TSUMURA"), a corporation organized under the laws of Japan and having its principal place of business at 12-7 Niban-cho, Chiyoda-ku, 102-8422 Tokyo, Japan.

     WHEREAS, Phytera and Tsumura are parties to the Research Collaboration Agreement dated as of June 28, 1996 (hereinafter referred to as the "ORIGINAL AGREEMENT"), pursuant to which Phytera and Tsumura established a research, development and marketing collaboration to discover and develop compounds with applications to certain disease targets; and

     WHEREAS, Phytera and Tsumura each desire to amend and/or supplement certain provisions of the Original Agreement.

     NOW THEREFORE, each of Phytera and Tsumura hereby agrees that the Original Agreement shall be amended and/or supplemented as follows:

1.   ARTICLE 1.5 OF THE ORIGINAL AGREEMENT SHALL BE AMENDED TO READ AS FOLLOWS:

     "EXTRACTS shall mean the plant cell culture extracts based on Phytera's
      --------
     ExPAND(R) technology provided to Tsumura pursuant to this Agreement which technology Phytera has filed a patent applications in the United States and is currently filing patent applications in the United Kingdom and Japan provided always that, as agreed upon following the Steering Committee meeting in Worcester, USA, on July 21, 1997, the marine microbial extracts based on Phytera's proprietary uMARIINE(R) technology may serve as a substitute for a portion of the above mentioned plant cell culture extracts (as defined below)."

2.   SECTION 2.3.1 OF THE ORIGINAL AGREEMENT SHALL BE AMENDED TO READ AS
     FOLLOWS:

     "Following completion of Stage 1 and in consideration of Tsumura's payment of fees specified Section 12.1.1 below, Phytera shall select and deliver to Tsumura Extracts in accordance with the following schedule:

                           Year 1: [     ]* Extracts
                           Year 2: [     ]* Extracts
                           Year 3: [     ]* Extracts
                           Year 4: [     ]* Extracts

     The schedule for Extract delivery in Years 2, 3 and 4 shall be determined by the Steering Committee."

3.   SECTION 2.7 OF THE ORIGINAL AGREEMENT SHALL BE AMENDED TO READ AS FOLLOWS:

     "SUPPORT.  During the Research Collaboration Period, Phytera shall make
      -------
     available to Tsumura Support subject to Section 2.11 and as more fully described in Appendix A. The committed amount of Support for Year 1, Year 2, Year 3 and Year 4, and the fees associated with the same are specified
     in Section 12.1.2 and such fees shall be paid in advance by Tsumura.   In
     Year 2 and Year 3, in addition to the committed amount of Support specified in Section 12.1.2, Tsumura shall be entitled at no additional charge, to additional Support in the amount of the accumulated Prior Year's Unused Support, if any. In addition, during the two (2) year period following the third anniversary of the Effective Date, Tsumura shall be entitled at no additional charge, to additional Support in the amount of the accumulated Prior Year's Unused Support, if any. Except as set forth in the preceding two sentences, Tsumura shall not be entitled to any refund or credit in the event the amount of Support provided during any period of time in response to Tsumura's requests is less than the committed amount of support specified above for such period. For the purposes of this Section, the "PRIOR YEAR'S UNUSED SUPPORT" shall mean the lessor of (i) one-half (1/2) of the committed amount of Support specified in Section 12.1.2 for the prior year and (ii) the difference between the committed amount of Support specified in Section 12.1.2 for the prior year and the amount of Support actually provided by Phytera during the prior year. The amount of the Prior Year's Unused Support shall be cumulative. The Support fees are fully inclusive and include the costs of all reagents, supplies and equipment necessary for Phytera to provide the Support. Phytera may provide additional Support to Tsumura on an as-available basis in response to, Tsumura's request for such Support. The fee for such additional Support shall be calculated based on the full-time equivalent rates set forth in Section 12.1.2 and include the costs of all reagents, supplies and equipment. Within thirty (30) days of the end of each quarter, Phytera shall provide Tsumura with a written report itemizing the amount of Support provided during such quarter.

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

     Furthermore, in order to assist Phytera's work under this Agreement,
     Tsumura shall dispatch [                ]*("[                  ]*full-time
     equivalents") to the program at Phytera's US facilities in Year 3 and Year
     4. Phytera shall provide facilities, equipment, training and supervision for the above mentioned personnel of Tsumura, and Tsumura shall reimburse Phytera for the associated overhead costs as defined in Section 12.1.2 herein and Appendix A attached hereto."

4.   SECTION 9.2.1 OF THE ORIGINAL AGREEMENT SHALL BE AMENDED TO READ AS
     FOLLOWS: -

     "FOR CONVENIENCE.  Commencing forty-two (42) months following the Effective
      ---------------
     Date, Tsumura shall have the right to terminate this Agreement at any time by delivering written notice to Phytera at least six (6) months prior to the effective date of such termination. If Tsumura elects to terminate this Agreement pursuant to the terms of this Section 9.2.1, then Tsumura shall remit to Phytera all payments that become due and payable in accordance with the terms of this Agreement prior to the effective date of such termination, and each such payment shall be made in accordance with the applicable payment terms set forth herein. Unless otherwise expressly indicated by Tsumura, the termination of the Agreement by Tsumura under this Section 9.2.1 shall not affect any rights and obligations of the parties under this Agreement with respect to any Extracts delivered to Tsumura before the termination of this Agreement. Further, pursuant to this
     Section 9.2.1, Tsumura may terminate this Agreement for convenience at its sole discretion with respect to particular one or more Extracts and/or Compounds. In such case, this Agreement shall be terminated to the extent that it applies to such particular Extracts and/or Compounds, and shall remain effective and in full force with respect to other Extracts and Compounds."

5.   SECTION 12.1.1 OF THE ORIGINAL AGREEMENT SHALL BE AMENDED TO READ AS
     FOLLOWS:

     "EXTRACTS.  In consideration of Phytera s agreement to provide the Extracts
      --------
     to Tsumura under the provisions of this Agreement, Tsumura agrees to pay Phytera as follows:

     Year 1          ([  ]* Extracts)           [    ]*
     Year 2          ([  ]* Extracts)           [    ]*
     Year 3          ([  ]* Extracts)           [    ]*
     Year 4          ([  ]* Extracts)           [    ]*

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

6.   SECTION 12.1.2 OF THE ORIGINAL AGREEMENT SHALL BE AMENDED TO READ AS
     FOLLOWS:


     "SUPPORT.  In consideration of Phytera's agreement to provide Support to
      -------
     Tsumura under the provisions of this Agreement, Tsumura agrees to pay
     Phytera for support in the area of [                   ]* as follows:



     Year 1              ([  ]* full-time equivalent)            [    ]*
     Year 2              ([  ]* full-time equivalent)            [    ]*
     Year 3              ([  ]* full-time equivalent)            [    ]*
     Year 4              ([  ]* full-time equivalent)            [    ]*

     and Tsumura agrees to pay Phytera for Support in the area of [ ]* as follows:

     Year 1              ([  ]* full-time equivalent)            [    ]*
     Year 2              ([  ]* full-time equivalent)            [    ]*
     Year 3              ([  ]* full-time equivalent)            [    ]*
     Year 4              ([  ]* full-time equivalent)            [    ]*

     The fees are fully inclusive and include the cost of all reagents, supplies, and equipment.

     The justification for the aforementioned fees which Tsumura has agreed to pay Phytera are indicated in Appendix E (Support in the area of [ ]*) attached hereto.

     The reference fee for additional support provided by Phytera at Tsumura's request in Years 1 and 2 shall be [
                       ]* per United States full-time equivalent and [
                                               ]* per United Kingdom
     full-time equivalent, calculated on a pro-rata bais for actual services rendered. For Years 3 and 4, the reference fee shall be increased to [
                                               ]* per United States full-time

  equivalent and [
                 ]*per United Kingdom full-time equivalent or per United States

__________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

     full-time equivalent engaged in [             ]* calculated on a pro-rata
     basis for actual services rendered."

7.   APPENDIX A - SUPPORT OF THE ORIGINAL AGREEMENT SHALL BE AMENDED TO READ AS
     FOLLOWS:

     "Phytera shall provide Tsumura with support in the areas of [

          ]*.  Phytera shall conduct assays in support of the [
          ]* activities for such Collaboration Assays as indicated in Appendix B except that Tsumura shall conduct assays in support of the [
                                     ]*.

     Phytera shall provide the following committed level of support to Tsumura:


          Year       [          ]* Support   [               ]/
                                                 [      ]* Support

           1            [  ]* FTE                     [  ]*   FTE
           2            [  ]* FTE                     [  ]*   FTE
           3            [  ]* FTE                     [  ]*   FTE
           4            [  ]* FIFE                    [  ]*   FTE

     In order to assist Phytera's work under this Agreement, Tsumura shall
     dispatch [                   ]* ([          ]* full-time equivalents) to
     the program at Phytera's US facilities in Year 3 and Year 4. Tsumura shall be responsible for all travel, accommodation, relocation and subsistence costs associated with the said full-time equivalents. Phytera shall provide the above mentioned personnel of Tsumura with laboratory space, appropriate equipment, supplies and appropriate supervision for an overhead charge to
     Tsumura of [                                ]* per full-time equivalent in
     Year 3. The overhead charge for Year 4 shall be determined by the Steering Committee prior to the commencement thereof taking into account such charges incurred in the previous Year 3.

     Phytera shall provide additional support to Tsumura on an as-available basis if so requested by Tsumura. The fees for such additional support shall be calculated on a pro-rata basis for actual services rendered as described in Section 12.1.2 of the Agreement".

__________________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

8. The following language shall be inserted and attached to the Original
   Agreement as Appendix E - Support in the Area of [                ]*:


   "For convenience purposes only, the fees for the Support provided by
   Phytera to-Tsumura in Year 1 (equivalent to [                     ]* United
   Kingdom fulltime equivalent) shall be divided in [                     ]*
   United Kingdom full-time equivalent and each of such installments shall be applied to the fees charged in Year 2 and Year 3, respectively. Consequently, the fees to be paid by Tsumura to Phytera in Year 1 shall be Zero.

   The fees to be paid by Tsumura to Phytera in Year 2 are calculated by adding
   [           ]* United Kingdom full-time equivalent of Year 1 [
                    ]* to the Year 2's[       ]* United Kingdom full time
   equivalent [                                         ]*.

   The fees to be paid by Tsumura to Phytera in Year 3 are calculated by adding
   [          ]* United Kingdom full-time equivalent of Year 1 [       ]* to the
   [     ]* United Kingdom full-time equivalent or United States full-time
   equivalent engaged in [                              ]*[
                                 ]* of year 1 plus the equivalent of [       ]*
   United Kingdom full time equivalent or United States full-time equivalent
   engaged in [              ]*[                                   ]*of Year 1.

   In this Amendment, the additional of [        ]* of [ ]* United Kingdom full-
   time equivalent or United States full time equivalent engaged in [
                          ] of Year 1 shall mean the percentage increase determined by the Steering Committee at the Hawaii meeting of February 11, 1998, USA, and which is aimed at adjusting the increase of the associated costs arising in the course of the collaborative research activities pursuant to the provisions of Section 12.1.1 of this Agreement.

   The fees to be paid by Tsumura to Phytera in Year 4 is [                    ]
   per United Kingdom full-time equivalent or United States fulltime equivalent
   engaged in [                     ]*."

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.

9. Capitalized terms utilized and not otherwise defined herein shall have the meanings ascribed to such terms in the Original Agreement.

10. All of the remaining Sections in the Original Agreement other than the changes made and agreed to under this Amendment shall remain effective.

     IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute this Amendment in duplicate, original counterparts as of the day and year first appearing hereinabove. Each party shall retain one signed counterpart.

PHYTERA, INC.                      TSUMURA & CO.

By: /s/ Malcolm Morville           By:  /s/ Hachizaemon Kazama
   ----------------------              ------------------------
                                        Hachizaemon Kazama

Title: President                   Title: President
      -------------------                 ---------------------


July 14, 1998                      June 30, 1998
-------------------------          ----------------------------
Date                               Date

APPENDIX E -- SUPPORT IN THE AREA OF [          ]*


"For convenience purposes only, the fees for the Support provided by Phytera to Tsumura in Year 1 (equivalent to [ ]* United Kingdom full-time equivalent)
shall be divided in [      ]* United Kingdom full-time equivalent and each of
such installments shall be applied to the fees charged in Year 2 and Year 3, respectively. Consequently, the fees to be paid by Tsumura to Phytera in Year 1 shall be Zero.

The fees to be paid by Tsumura to Phytera in Year 2 are calculated by adding [
 ]* United Kingdom full-time equivalent of Year 1 [
           ]* to the Year 2's [      ]* United Kingdom full-time equivalent
 [               ]*.



The fees to be paid by Tsumura to Phytera in Year 3 are calculated by adding [
   ]* United Kingdom full-time equivalent of Year 1 [
                 ]* to the [     ]* United Kingdom full-time equivalent or
United States full-time equivalent engaged in [
    ]*[
    ]* of Year 1 plus the equivalent of [          ]* of [ ]* United Kingdom
full-time equivalent or United States full-time equivalent engaged in [
           ]*[
           ]* of Year 1. In this Amendment, the additional of [ ]* of [     ]*
United Kingdom full-time equivalent or United States full-time equivalent engaged in [
     ]*[
                       ]* of Year 1 shall mean the percentage increase determined by the Steering Committee at the Hawaii meeting of February 11, 1998, USA, and which is aimed at adjusting the increase of the associated costs arising in the course of the collaborative research activities pursuant to the provisions of Section 12.1.1 of this Agreement.

The fees to be paid by Tsumura to Phytera in Year 4 is [
                    ]* per United Kingdom full-time equivalent or United States full-time equivalent engaged in [
     ]*"

___________________
* This portion of the Exhibit has been omitted pursuant to a Request for Confidential Treatment under Rule 406 of the Securities Act of 1933, as amended. The complete Exhibit, including the portions for which confidential treatment has been requested, has been filed separately with the Securities and Exchange Commission.